Exhibit 99.1

Company Contact - Jim Dorsey
BioClinica, Inc.
267-757-3040

Trade Media — Rachel Summers
Diccicco Battista Communications
484-342-3600

Investor Contact - Michael Porter
Financial Media - Bill Gordon
Porter, LeVay & Rose, Inc.
212-564-4700

FOR IMMEDIATE RELEASE

BIOCLINICA REPORTS RECORD QUARTERLY SERVICE REVENUES

—Non-GAAP Operating Income Increases 45.6% on an 8.7% Increase in Service Revenues—

- Conference Call Today at 11:00 A.M. EDT -

NEWTOWN, PA, August 3, 2011 — BioClinica®, Inc. (NASDAQ: BIOC), a global provider of clinical trial management solutions, today announced its financial results for the second quarter and six months ended June 30, 2011.

Financial highlights for the quarter ended June 30, 2011 include:

•                  Service revenues increased 8.7% to a record $16.9 million as compared with $15.5 million for the same period 2010.

•                  GAAP income from operations was $1.5 million, as compared with $657,000 for the same period 2010, an increase of 125%.

•                  GAAP net income was $924,000, or $0.06 per fully diluted share, as compared with $403,000, or $0.03 per fully diluted share, for the same period 2010.

•                  Non-GAAP income from operations increased 45.6% to $2.0 million as compared with $1.4 million for the same period 2010.

•                  Non-GAAP net income increased 48.6% to $1.3 million as compared with $851,000; on a fully diluted basis, Non-GAAP earnings per share increased 60% to $0.08 per share, as compared with $0.05 per fully diluted share reported for the same period 2010.

•                  Backlog was $112.5 million as of June 30, 2011, an 8.0% increase as compared with $104.2 million as of June 30, 2010.

Financial highlights for the six months ended June 30, 2011 include:

•                  Service revenues increased 9.1% to $33.0 million as compared with $30.3 million for the same period 2010.

•                  GAAP income from operations was $2.0 million as compared with $1.8 million for the same period 2010, an increase of 12.3%.

•                  GAAP net income was $1.3 million, or $0.08 per fully diluted share, as compared with $1.1 million, or $0.07 per fully diluted share, for the same period 2010.

•                  Non-GAAP income from operations increased 23.4% to $3.9 million as compared with $3.1 million for the same period 2010.

-more-

•                  Non-GAAP net income increased 26.3% to $2.4 million compared with $1.9 million in the prior year’s period, and was $0.15 per fully diluted share, a 25% increase compared with $0.12 per fully diluted share reported for the same period 2010.

•                  During the second quarter, we repurchased 67,400 shares of BioClinica stock at an average price of $5.19 per share, as part of our stock repurchase program. For the first half of 2011, we purchased 105,013 shares of BioClinica stock at an average price of $5.12 per share.  At June 30, 2011, there was $1.4 million of funds remaining that may yet be used to repurchase shares under the plan that originally authorized purchases up to $2 million.

“By providing best-in-class combined technology and service solutions and a clear line of site to a unified clinical research solution, we are getting a tremendous reception from the entire continuum of pharma and medical device companies.  The industry is rapidly accepting that a new development paradigm is needed and that the new paradigm requires new solutions, i.e. BioClinica.  Our second quarter financial results show the strength of our historical core medical imaging services combined with the ever-increasing acceptance of our new products and services.  For the quarter we showed growth across the board, including: service revenue, gross margin on service revenue, operating income, net income and earnings per share, and we ended the quarter with a strong backlog of $112.5 million,” said Mark L. Weinstein, President and CEO of BioClinica.

Mr. Weinstein added, “We continue to get tremendous traction on our Trident IVR/IWR product which we released in the fourth quarter of last year.  Since its initial launch we have had 11 new clients involving 24 studies commit to the Trident platform for their IVR/IWR needs.  Everyone that is introduced to Trident is very pleased with its unparalleled efficiency and accuracy.”

“Similar to Trident, we are also beginning to see traction for our OnPoint CTMS, Clinical Trial Management System (‘CTMS’) solution,” he continued. “Initially oriented towards small- to medium- pharma companies, we are now seeing tremendous interest from major global pharmaceutical companies and medical device companies as well. OnPoint’s tight integration with Microsoft® SharePoint enables users to interact with our CTMS solution via Microsoft Office applications (Outlook, Excel, Word, etc.), speeding user adoption and compliance. BioClinica’s growth is not only attributed to our technologies that meet and exceed client demands, it is also the result of our agile and innovative staff, including our expert development organization that creates and supports these various technologies.”

Mr. Weinstein concluded, “We intend to continue this momentum by broadening our client base and increasing the adoption of our products and services.  With our strong backlog, and our continued strengthening of our suite of products and services, we remain on track to achieve our previously issued guidance.  We are reiterating our expectations for full-year 2011 service revenues to be in the range of $66 to $70 million, our full-year GAAP EPS, including a restructuring charge of $0.06 per share, to be in the range of $0.16 to $0.21 per diluted share, and our full-year non-GAAP EPS to be in the range of $0.30 to $0.35 per diluted share.”

Conference Call Information

Management of BioClinica, Inc. will host a conference call today at 11:00 a.m. EDT.  Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioclinica.com. A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct. # 360; Replay ID # 375931. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.

Non-GAAP Financial Information

BioClinica is providing information on 2011 and 2010 non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes, certain of which are recurring in nature, the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. Therefore, the information may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.  Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.

About BioClinica, Inc.

BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial management solutions. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, clinical trial management and clinical supply chain design and optimization solutions. BioClinica solutions maximize efficiency and manageability throughout all phases of the clinical trial process. With over 20 years of experience and more than 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control.  The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements.  The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.

- FINANCIAL TABLES TO FOLLOW —

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10
Service revenues	16,891	15,533	33,035	30,279
Reimbursement revenues	3,519	3,703	7,040	7,061
Total revenues	$20,410	$19,236	$40,075	$37,340

Costs and expenses:
Cost of service revenues	10,441	9,946	20,998	18,897
Cost of reimbursement revenues	3,519	3,703	7,040	7,061
Sales & marketing expenses	2,383	2,565	4,243	4,775
General & admin. expenses	2,371	1,916	4,593	3,988
Amortization of intangible assets related to acquisitions	156	138	312	279
Mergers & acquisition related costs	59	311	162	516
Restructuring costs	—	—	679	—
Total cost and expenses	18,929	18,579	38,027	35,516
Income from operations	1,481	657	2,048	1,824
Interest income (expense) — net	(7)	(2)	(14)	1
Income before income tax	1,474	655	2,034	1,825
Income tax provision	550	252	759	711
Net income	924	403	1,275	1,114

Basic earnings per share	$0.06	$0.03	$0.08	$0.08

Weighted average number of shares - basic	15,647	15,115	15,649	14,852

Diluted earnings per share	$0.06	$0.03	$0.08	$0.07

Weighted average number of shares — diluted	16,491	16,065	16,566	15,861

BIOCLINICA, INC. AND SUBSIDIARIES

GAAP to non-GAAP Reconciliation (1)

(In thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10
GAAP income from operations	1,481	657	2,048	1,824
Stock-based compensation*	329	285	672	520
Amortization of intangible assets related to acquisitions	156	138	312	279
Merger & acquisition related costs	59	311	162	516
Restructuring charges	—	—	679	—
Non-GAAP income from operations	2,025	1,391	3,873	3,139

GAAP net income	924	403	1,275	1,114
Stock-based compensation, net of taxes	206	174	421	317
Amortization of intangible assets related to acquisitions, net of taxes	98	84	196	170
M&A related cost, net of taxes	37	190	102	315
Restructuring charges, net of taxes	—	—	426	—
Non-GAAP net income	1,265	851	2,420	1,916

GAAP diluted earnings per share	$0.06	$0.03	$0.08	$0.07

Non-GAAP diluted earnings per share	$0.08	$0.05	$0.15	$0.12

*Stock based compensation included in total costs and expenses is as follows:

Cost of service revenues	107	99	230	189
Sales and marketing expenses	8	13	20	26
General and admin. expenses	214	173	422	305
Total stock-based compensation	329	285	672	520

(1) This table presents a reconciliation of GAAP to non-GAAP income from operations, net income and diluted earnings per share for the three months and six months ended June 30, 2011 and 2010. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.

(2) The effective tax rate used for fiscal 2011 is 37.3%.

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$11,519	$10,443
Accounts receivable, net	14,659	11,866
Prepaid expenses and other current assets	2,095	2,501
Deferred income taxes	3,950	3,625
Total current assets	32,223	28,435
Property & equipment, net	15,131	14,029
Intangibles, net	2,119	2,430
Goodwill	34,302	34,302
Deferred income taxes	94	128
Other assets	707	705

Total assets	$84,576	$80,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,345	$1,983
Accrued expenses and other current liabilities	3,125	4,283
Deferred revenue	13,529	13,395
Current maturities of capital lease obligations	268	168
Long-term liability for acquisition earn-out	2,000	—
Total current liabilities	23,267	19,829
Long-term capital lease obligations	1,034	710
Long-term liability for acquisition earn-out	—	1,886
Deferred income taxes	2,675	1,845
Other liability	1,113	880
Total liabilities	28,089	25,150

Stockholders’ equity:
Common stock	4	4
Treasury stock	(553)	(16)
Additional paid-in capital	48,853	48,074
Retained earnings	8,067	6,792
Accumulated other comprehensive income	116	25
Total stockholders’ equity	56,487	54,879

Total liabilities & stockholders’ equity	$84,576	$80,029

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the Six Months Ended
	06/30/11	06/30/10
Cash flows from operating activities:
Net income	1,275	1,114
Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation and amortization	1,767	1,588
Provision for deferred income taxes	539	285
Bad debt (recovery) expense	(15)	(9)
Stock based compensation expense	672	519
Accretion of acquisition earn-out	114	188
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(2,781)	147
Decrease (increase) in prepaid expenses and other current assets	410	(54)
(Increase) decrease in other assets	(2)	50
Increase in accounts payable	2,077	665
Decrease in accrued expenses and other current liabilities	(1,146)	(762)
Increase (decrease) in deferred revenue	133	(2,146)
Increase in other liabilities	234	248
Net cash provided by operating activities	$3,277	$1,833

Cash flows from investing activities:
Purchases of property and equipment	(351)	(2,001)
Capitalized software development costs	(1,908)	(2,815)
Net cash used in investing activities	$(2,259)	$(4,816)

Cash flows from financing activities:
Proceeds from sale/leaseback	514	—
Payments under equipment lease obligations	(88)	—
Purchase of treasury stock	(538)	—
Excess tax benefit related to stock options	19	30
Proceeds from exercise of stock options	87	22
Net cash (used in) provided by financing activities	$(6)	$52

Effect of exchange rate changes on cash	64	(70)

Net increase (decrease) in cash and cash equivalents	1,077	(3,001)
Cash and cash equivalents at beginning of period	10,443	14,570

Cash and cash equivalents at end of period	$11,519	$11,569

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